EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Dirk A. Sodestrom, certify that:

1.               I have reviewed this amendment to Form 10-Q of Westaff, Inc.

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to take the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 15, 2005

/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer
Westaff, Inc.
(Principal Financial Officer)